Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-276840 and 333-285480) on Form S-8 and (No. 333-284661) on Form S-3 of our report dated March 3, 2025, with respect to the financial statements of ArriVent BioPharma, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 5, 2026